As filed October 6, 1999                              Registration No. 333-61185

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------


                        POST-EFFECTIVE AMENDMENT NO. ONE
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                              VOXCOM HOLDINGS, INC.
                 (Name of small business issuer in its charter)

         Nevada                                               75-2715335
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                8225 Preston Road
                               Eighth Floor - East
                               Dallas, Texas 75225
                                 (214) 691-0055
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                        --------------------------------

                             LAWRENCE R. BIGGS, JR.
                             Chief Executive Officer
                                8225 Preston Road
                               Eighth Floor - East
                               Dallas, Texas 75225
                                 (214) 691-0055
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        --------------------------------

                                    Copy to:

                              RONALD L. BROWN, ESQ.
                         Glast, Phillips & Murray, P.C.
                           13355 Noel Road, Suite 2200
                               Dallas, Texas 75240
                                 (214) 691-0055

This Registration  Statement shall hereafter become effective in accordance with
Section 8(c) of the Securities Act of 1933.

                          DEREGISTRATION OF SECURITIES

                        ---------------------------------


          The Registration Statement on Form SB-2 (File No. 333-61185) (the "Registration Statement") of Voxcom Holdings, Inc. (the "Issuer") covering an aggregate of 9,690,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Issuer to be sold by certain selling stockholders, was delcared effective by the Securities and Exchange Commission on October 1998.

          Pursuant to the undertakings of the Issuer set forth in Part II of the Registration Statement, the Issuer hereby deregisters an aggregate of 7,874,886 shares of Common Stock covered by the Registration Statement that remain unsold as of the date of filing hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

                                   SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Post-Effective Amendment No. One to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on September 9, 1999.


                                         VOXCOM HOLDINGS, INC.


                                         By:  /s/Lawrence R. Biggs, Jr.
                                              --------------------------------
                                              Lawrence R. Biggs, Jr., Chairman
                                              and Director



          In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                 Name                                       Office                             Date
                 ----                                       ------                             -----

        /s/Lawrence R. Biggs, Jr.                  Chief Executive Officer and             September 9, 1999
        -------------------------                  Director (Principal Executive
        Lawrence R. Biggs, Jr.                     Officer)

        */s/Donald G. McLellan                     Director                                September 9, 1999
        -------------------------
        Donald G. McLellan

        */s/Lawrence A. Cahill                     Director                                September 9, 1999
        -------------------------
        Lawrence A. Cahill

        */s/Ronald L. Brown                        Director                                September 9, 1999
        -------------------------
        Ronald L. Brown

        -------------------------
        Brahil Santos                              Director                                September 9, 1999

        */s/Harold L. Clark                        Director                                September 9, 1999
        -------------------------
        Harold L. Clark

        -------------------------
        Brian K. Norman                            Director                                September 9, 1999

        /s/Leslie D. Crone                         Principal Financial Officer,            September 9, 1999
        -------------------------                  Controller and Principal
        Leslie D. Crone                            Accounting Officer




*By: /s/Lawrence R. Biggs, Jr.
     ----------------------------------------
     Lawrence R. Biggs, Jr., Attorney-in-Fact